UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2012

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3929 Westpoint Blvd., Suite G
Winston-Salem, PA 27103
(Address of principal executive offices, with zip code)

(336) 722-5855
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 3, 2012, Tengion, Inc. (the “Company”) received approval from Nasdaq to transfer the listing of the Company’s common stock from The Nasdaq Global Market to The Nasdaq Capital Market.  The Company's common stock will begin trading on The Nasdaq Capital Market at the opening of the market on Wednesday, April 4, 2012.  The Company's common stock will continue to trade under the symbol “TNGN” and trading of the Company's stock will be unaffected by this change.

As previously disclosed, the Company is currently not in compliance with Nasdaq's minimum bid price rule, which requires the bid price of the Company's common stock to be at least $1.00 per share. The Company has until September 28, 2012 to regain compliance with the minimum bid price rule.

Item 7.01 Regulation FD Disclosure

On April 2, 2012, the Company’s board of directors approved of an amendment to the Fourth Amended and Restated Certification of Incorporation of the Company to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at any whole number ratio not less than one-for-six and not greater than one-for-ten, with the exact ratio to be set within such range in the discretion of the Board of Directors.  This amendment is subject to stockholder approval and will be voted on at the Company’s 2012 annual meeting of stockholders.

Important Information about the Reverse Stock Split will be filed with the SEC

The Company has filed preliminary proxy materials with the Securities and Exchange Commission (SEC) and, subject to satisfaction of SEC requirements, intends to provide definitive proxy materials to stockholders by late April. Detailed information about the reverse stock split and other proposals to be voted on at the annual meeting of stockholders will be contained in the definitive proxy statement. Stockholders of Tengion are advised to read the definitive proxy statement and other relevant materials filed with the SEC when they become available, as they will contain important information.  The definitive proxy statement will be available free of charge at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the definitive proxy statement by contacting Tengion at 3929 Westpoint Boulevard, Suite G, Winston-Salem, NC 27103, Attn: Investor Relations, or at www.tengion.com.  The Company and its officers, directors, employees and certain other persons may be deemed to be participants in the solicitation of proxies of company stockholders in connection with the reverse stock split and other proposals to be voted on at the annual meeting. Information regarding such individuals, their interests in such proposals, and their participation in the solicitation will be set forth in the definitive proxy statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1  Press Release, dated April 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: April 3, 2012	By: /s/ A. Brian Davis
Chief Financial Officer and Vice President, Finance

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated April 3, 2012